UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(amendment no. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2022

PRIMIS FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Virginia	001-33037	20-1417448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6830 Old Dominion Drive

McLean, Virginia 22101

(Address of Principal Executive Offices) (Zip Code)

(703) 893-7400

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
COMMON STOCK	FRST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On May 3, 2022, Primis Financial Corp. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K (the “Original Report”), which disclosed the entry by the Company’s wholly-owned subsidiary, Primis Bank, into a Stock Purchase Agreement (the “Purchase Agreement”) with Community First Bank, Inc. (“Seller”) and SeaTrust Mortgage Company (“SeaTrust”), pursuant to which the Bank will purchase 100% of the outstanding capital stock of SeaTrust from Seller (the “Acquisition”). The Original Report included a copy of the Purchase Agreement as an exhibit, but inadvertently listed the Purchase Agreement as Exhibit 1.01, rather than Exhibit 10.01.  The Company is filing this Amendment No.1 on Form 8-K/A (this “Amendment”) solely to assign the correct reference number to the copy of the Purchase Agreement that was filed with the Original Report.  This Amendment does not amend or update any other information contained in the Original Report. This Amendment No. 1 should be read in conjunction with the Original Report.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description

10.01	Stock Purchase Agreement dated April 28, 2022 by and among SeaTrust Mortgage Company, Community First Bank, Inc. and Primis Bank*
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

*Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The descriptions of the omitted schedules and exhibits are contained within the relevant agreement. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMIS FINANCIAL CORP.

June 01, 2022	By:	/s/ Matthew Switzer
Matthew Switzer
Chief Financial Officer